Exhibit j(1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectuses and Statement of Additional Information in Post-Effective Amendment No. 64 to the Registration Statement on Form N-1A of Fidelity Advisor Series VIII: Fidelity Advisor Diversified International Fund, Fidelity Advisor Global Equity Fund, Fidelity Advisor Japan Fund, Fidelity Advisor Latin America Fund, and Fidelity Advisor Overseas Fund of our reports dated December 10, 2001; Fidelity Advisor Emerging Asia Fund of our report dated December 11, 2001; and Fidelity Advisor Korea Fund of our report dated December 12, 2001 on the financial statements and financial highlights included in the October 31, 2001 Annual Reports to Shareholders of the above referenced funds.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
December 21, 2001